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                                   EXHIBIT 8

                  OPINION OF SILVER, FREEDMAN & TAFF, L.L.P.
                          WITH RESPECT TO TAX MATTERS
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                                January 2, 1997




Bay View Securitization Corporation
2121 South El Camino Real
San Mateo, California  94403

     Re:  Bay View Auto Trusts: Automobile Receivable Pass-Through Certificates
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Ladies and Gentlemen:

     We have acted as special tax counsel to Bay View Securitization Corporation in connection with the filing of the Registration Statement (as defined below) providing for the issuance of Automobile Receivable Pass-Through Certificates (the "Certificates") by the Bay View Auto Trusts. In such capacity, we hereby confirm to you our opinion with respect to such of the United States federal income tax consequences of the purchase, ownership and disposition of the Certificates as is set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus included in the Registration Statement, as amended, (Registration No. 333-16233) (the "Registration Statement") filed by Bay View Securitization Corporation with the United States Securities and Exchange Commission (the "Commission") in connection with the offering of the Certificates. Such descriptions, however, do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming part of the Registration Statement. However, nothing contained herein shall be construed as an admission by us that we are in the category of persons whose consent is required under Section 7 of the Securites Act of 1933 or the rules and regulations of the Commission thereunder.
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Bay View Securitization Corporation
Date
Page 2


     No opinion is expressed as to the tax treatment of the issuance, purchase, ownership and disposition of the Certificates under other provisions of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder or about the tax treatment of any conditions existing at the time of or effects resulting from the issuance, purchase, ownership and disposition of the Certificates that are not specifically covered in our opinion as set forth in the Registration Statement. Except as mentioned hereinabove, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                        Very truly yours,

                                        /s/ Silver, Freedman & Taff, L.L.P

                                        Silver, Freedman & Taff, L.L.P